                                                                      EXHIBIT 11



                MANUGISTICS GROUP, INC. AND SUBSIDIARIES
         STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                                              Three Months Ended May 31,
                                                                        -------------------------------------
                                                                               1996              1995
                                                                         -----------------     ---------------
                                                                       (In thousands, except per share data)

Weighted Average Number of Shares of Common Stock
   Oustanding                                                                     10,490              10,152

Net Effect of Dilutive Stock Options Based on Treasury
   Stock Method                                                                      -                   510

                                                                        -----------------     ---------------
Weighted Average Shares Outstanding                                               10,490              10,662
                                                                        =================     ===============

Net Income                                                                   $     2,578       $         880
                                                                        =================     ===============

Earnings Per Share                                                           $     (0.25)      $        0.08
                                                                        =================     ===============

Fully-diluted Earnings Per Share                                             $     (0.25)      $        0.08
                                                                        =================     ===============